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                                                                   Exhibit 99.1


                                January 4, 2000



Board of Directors
EarthLink Network, Inc.
3100 New York Drive
Pasadena, CA 91107



                       Consent to Include Fairness Opinion
                    in the Joint Proxy/Registration Statement
                    -----------------------------------------

Dear Sirs:

We hereby consent to the inclusion of and reference to our opinion, dated September 22, 1999, in the Proxy Statement of EarthLink Network, Inc. ("EarthLink"), and Mindspring Enterprises, Inc. ("Mindspring"), which is included in WWW Holdings, Inc.'s Registration Statement of Form S-4, relating to the proposed merger transaction involving EarthLink and Mindspring. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.


Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ Ethan M. Topper
   ------------------------------------
   Name:  Ethan M. Topper
   Title: Managing Director